UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2019
AMICUS THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

001-33497	71-0869350
(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2019, Amicus Therapeutics, Inc. (the “Company”) entered into separate, privately negotiated exchange agreements with a limited number of holders (the “Holders”) of the Company’s 3.00% Convertible Senior Notes due 2023 (the “Notes”). Under the terms of the exchange agreements (the “Exchange Agreements”), the Holders agreed to exchange an aggregate principal amount of approximately $32.5 million of Notes held by them in exchange for an aggregate of approximately 5.8 million shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”).

In addition, pursuant to the Exchange Agreements, the Company will make an aggregate cash payment of approximately $150,000 to the Holders to satisfy accrued and unpaid interest to the closing date of the transaction, along with cash in lieu of fractional shares.

The transaction is expected to close on or about February 12, 2019, subject to customary closing conditions. Immediately following the exchange of the Notes contemplated by the Exchange Agreements, approximately $65.5 million in aggregate principal amount of the Notes will remain outstanding.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Exchange Agreements, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated by reference herein. The issuance of the Shares under the Exchange Agreements is being made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), only to investors who are either institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act, or (ii) “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act.

As of February 6, 2019, the Company had outstanding 217,881,731 shares of its Common Stock. Subject to, and immediately following, successful closing of the transaction pursuant to the Exchange Agreements, the Company will have outstanding 223,708,587 shares of its Common Stock.

Item 9.01 Financial Statements and Exhibits
Exhibits:

Exhibit No.	Description
10.1	Form of Exchange Agreements Relating to Company's 3.00% Convertible Senior Notes due 2023.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.
Date: February 8, 2019	By: /s/ Ellen S. Rosenberg
Name: Ellen S. Rosenberg
Title: General Counsel and Corporate Secretary